UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Lakeland Industries, Inc. (the “Company”) held its annual meeting of stockholder on June 15, 2011, and the following matters were voted on at that meeting:

Proposal 1: The election of the following directors, who will serve for three years and until their respective successors are elected and qualified:

Director	For		Withheld
Christopher J. Ryan	2,524,498	82.23%	545,623	17.77%
A. John Kreft	1,741,132	56.71%	1,328,989	43.29%

Proposal 2: The ratification of the appointment of the independent registered public accounting firm Warren, Averett, Kimbrough & Marino, LLC was approved by the following vote:

For		Against		Abstain
3,594,694	72.89%	1,336,957	27.11%	0	0%

Erroneous ISS recommendation
ISS is a service subscribed to by many institutional investors which analyzes proxy filings and suggests how the institutions should vote their shares. ISS has made recommendations regarding Lakeland Industries, Inc. based on an erroneous conclusion of excess non-audit fees. The correct information was clearly disclosed in the proxy statement.  Our auditors sent an email requesting a conference call to discuss their conclusions and the company sent a letter attached hereto as Exhibit 99.1.  ISS did not respond to either. The facts are spelled out in the attached letter.

Item 9.01   Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits. The following exhibit is being furnished herewith:
99.1 Letter addressed to ISS Proxy Advisory responding to their report, dated June 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.
(Registrant)
Date: June 17, 2011	By:	/s/ Christopher J. Ryan
Name: Christopher J. Ryan
Title: President & CEO